Exhibit 99.1

K&S Corporate Headquarters Kulicke & Soffa Pte Ltd 23A Serangoon North Ave 5 #01-01, Singapore 554369
+65-6880-9600 main +65-6880-9580 fax www.kns.com Co. Regn. No. 199902120H

Kulicke & Soffa Reports Fourth Quarter & Fiscal Year 2018 Results

Singapore – November 19, 2018 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa”, “K&S” or the “Company”), today announced financial results of its fourth fiscal quarter and full fiscal year ended September 29, 2018. The Company reported fourth quarter net revenue of $184.8 million, and reported diluted EPS of $0.43 and a non-GAAP diluted EPS of $0.45.
During its fourth fiscal quarter, K&S repurchased $23.7 million of common stock in open market transactions at an average price of $25.74 per share. The Company also recorded a quarterly dividend equivalent to $0.12 per share during its fourth fiscal quarter.

Quarterly Results - U.S. GAAP
	Fiscal Q4 2018	Change vs. Fiscal Q4 2017	Change vs. Fiscal Q3 2018
Net Revenue	$184.8 million	down 14.4%	down 31.3%
Gross Profit	$85.8 million	down 20.1%	down 32.4%
Gross Margin	46.4%	down 330 bps	down 80 bps
Income from Operations	$24.6 million	down 41.1%	down 61.9%
Operating Margin	13.3%	down 610 bps	down 1070 bps
Net Income	$29.6 million	down 28.2%	down 50.9%
Net Margin	16.0%	down 310 bps	down 640 bps
EPS – Diluted	$0.43	down 24.6%	down 50.0%

Quarterly Results - Non-GAAP

	Fiscal Q4 2018	Change vs. Fiscal Q4 2017	Change vs. Fiscal Q3 2018
Income from Operations	$27.2 million	down 40.0%	down 59.0%
Operating Margin	14.7%	down 630 bps	down 1000 bps
Net Income	$31.2 million	down 30.2%	down 49.9%
Net Margin	16.9%	down 380 bps	down 630 bps
EPS - Diluted	$0.45	down 27.4%	down 49.4%
* A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial tables included in this release. See also “Use of Non-GAAP Financial Results” section.

Dr. Fusen Chen, Kulicke & Soffa's President and Chief Executive Officer, stated, “Over the past two years, our organizational redesign and development efforts have diversified our business and provided access to several new and promising growth opportunities. Throughout fiscal year 2018, these fundamental improvements resulted in our ability to deliver record levels of both gross profits and shareholders returns."

Fiscal Year 2018 Financial Highlights

•	Net revenue of $889.1 million.

•	Gross margin of 46.1%.

•	Net income of $56.7 million or $0.80 per share; Non-GAAP net income of $171.1 million or $2.43 per share.

•	The Company repurchased a total of 3.8 million shares of common stock at a cost of $91.1 million.

Fourth Quarter Fiscal 2018 Financial Highlights

•	Net revenue of $184.8 million.

•	Gross margin of 46.4%.

•	Net income of $29.6 million or $0.43 per share; Non-GAAP net income of $31.2 million or $0.45 per share.

•	Cash, cash equivalents, and short-term investments were $613.6 million as of September 29, 2018.

First Quarter Fiscal 2019 Outlook

The Company currently expects net revenue in the first fiscal quarter of 2019 ending December 29, 2018 to be approximately $150 million to $160 million. The midpoint of this guidance exceeds four of the past five first fiscal quarters.

Looking forward, Dr. Fusen Chen commented, "Despite the relative softness anticipated in the December quarter, our fundamental market positions, new product development and significant exposure to major trends supporting connected devices, automotive, LED and advanced packaging provide us with a high-level of confidence as we look ahead."

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non-GAAP financial results. The Company's non-GAAP results exclude amortization related to intangible assets acquired through business combinations, goodwill impairment, costs associated with restructuring, income tax expense related to the Tax Cuts and Jobs Act of 2017 as well as tax benefits or expense associated with the foregoing non-GAAP items. These non-GAAP measures are consistent with the way management analyzes and assesses the Company’s operating results. The Company believes these non-GAAP measures enhance investors’ understanding of the Company’s underlying operational performance, as well as their ability to compare the Company’s period-to-period financial results and the Company’s overall performance to that of its competitors.

Management uses both U.S. GAAP metrics as well as non-GAAP operating income, operating margin, net income, net margin and net income per diluted share to evaluate the Company's operating and financial results. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. The presentation of non-GAAP items is meant to supplement, but not substitute for, GAAP financial measures or information. The Company believes the presentation of non-GAAP results in combination with GAAP results provides better transparency to the investment community when analyzing business trends, providing meaningful comparisons with prior period performance and enhancing investors' ability to view the Company's results from management's perspective. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibit.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a leading provider of semiconductor packaging and electronic assembly solutions supporting the global automotive, consumer, communications, computing and industrial segments. As a pioneer in the semiconductor space, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions and organic development, adding advanced packaging, electronics assembly, wedge bonding and a broader range of tools to its core offerings. Combined with its extensive expertise in process technology and focus on development, K&S is well positioned to help customers meet the challenges of packaging and assembling the next-generation of electronic devices (www.kns.com).

Caution Concerning Results and Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future expected dividend payouts and growth opportunities. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that the Company fails to meet its operational and financial targets in order to adhere to its dividend policy; the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; the risk that identified market opportunities may not grow or developed as we anticipated; volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; the possibility that we may need to impair the carrying value of goodwill and/or intangibles established in connection with one or more of our prior acquisitions; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; the impact of changes in tax law; the risk that the Company will not identify suitable acquisition opportunities or that any acquisitions will not be successful; the risk that the Company fails to timely remediate the material weaknesses identified in the Company’s internal controls over financial reporting or that new material weaknesses or significant deficiencies emerge; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2017 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa Industries, Inc.
Joseph Elgindy
Investor Relations & Strategic Initiatives
P: +1-215-784-7518
F: +1-215-784-6180

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended		Twelve months ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net revenue	$184,824	$215,892	$889,121	$809,041
Cost of sales	99,001	108,491	479,680	426,947
Gross profit	85,823	107,401	409,441	382,094

Operating expenses:
Selling, general and administrative	27,854	34,334	113,338	123,234
Research and development	30,740	27,698	119,621	100,203
Impairment charges	—	—	—	35,207
Amortization of intangible assets	1,899	1,989	7,826	6,554
Restructuring	756	1,531	2,024	3,813
Total operating expenses	61,249	65,552	242,809	269,011
Income from operations	24,574	41,849	166,632	113,083
Other income (expense):
Interest income	3,551	1,989	11,971	6,491
Interest expense	(255)	(272)	(1,054)	(1,059)
Income before income taxes	27,870	43,566	177,549	118,515
Income tax (benefit)/expense	(1,750)	2,539	120,744	(7,394)
Share of results of equity-method investee, net of tax	(15)	(197)	129	(190)
Net income	$29,635	$41,224	$56,676	$126,099

Net income per share:
Basic	$0.44	$0.58	$0.82	$1.78
Diluted	$0.43	$0.57	$0.80	$1.75

Cash dividends declared per share	$0.12	$—	$0.24	$—

Weighted average shares outstanding:
Basic	67,462	70,742	69,380	70,906
Diluted	68,675	72,071	70,419	72,063

	Three months ended		Twelve months ended
Supplemental financial data:	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Depreciation and amortization	$4,852	$4,518	$19,015	$16,257
Capital expenditures	3,960	3,779	20,441	25,688
Equity-based compensation expense:
Cost of sales	131	119	515	463
Selling, general and administrative	2,671	1,652	8,548	9,015
Research and development	659	481	2,622	2,244
Total equity-based compensation expense	$3,461	$2,252	$11,685	$11,722

	As of
	September 29, 2018	September 30, 2017
Backlog of orders [1]	$141,665	$190,702
Number of employees	2,912	3,055

1.	Represents customer purchase commitments. While the Company believes these orders are firm, they are generally cancellable by customers without penalty.

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	September 29, 2018	September 30, 2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$320,630	$392,410
Restricted cash	518	530
Short-term investments	293,000	216,000
Accounts and notes receivable, net of allowance for doubtful accounts of $385 and $79, respectively	243,373	198,480
Inventories, net	115,191	122,023
Prepaid expenses and other current assets	14,561	23,939
TOTAL CURRENT ASSETS	987,273	953,382

Property, plant and equipment, net	76,067	67,762
Goodwill	56,550	56,318
Intangible assets, net	52,871	62,316
Deferred income taxes	9,017	27,771
Equity investments	1,373	1,502
Other assets	2,589	2,056
TOTAL ASSETS	$1,185,740	$1,171,107

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$48,527	$51,354
Accrued expenses and other current liabilities	105,978	124,847
Income taxes payable	19,571	16,780
TOTAL CURRENT LIABILITIES	174,076	192,981

Financing obligation	15,187	16,074
Deferred income taxes	25,591	27,152
Income taxes payable	81,491	6,438
Other liabilities	9,188	8,432
TOTAL LIABILITIES	305,533	251,077

SHAREHOLDERS' EQUITY
Common stock, no par value	519,244	506,515
Treasury stock, at cost	(248,664)	(157,604)
Retained earnings	613,529	569,080
Accumulated other comprehensive (loss) / income	(3,902)	2,039
TOTAL SHAREHOLDERS' EQUITY	$880,207	$920,030

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,185,740	$1,171,107

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended		Twelve months ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net cash provided by operating activities	$29,656	$68,144	$123,499	$136,310
Net cash provided used in investing activities, continuing operations	(39,344)	(136,657)	(96,871)	(144,669)
Net cash used in financing activities, continuing operations	(33,330)	(21,879)	(99,135)	(22,684)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	966	(597)	715	76
Changes in cash, cash equivalents and restricted cash	(42,052)	(90,989)	(71,792)	(30,967)
Cash, cash equivalents and restricted cash, beginning of period*	363,200	483,929	392,940	423,907
Cash, cash equivalents and restricted cash, end of period	$321,148	$392,940	$321,148	$392,940

Short-term investments	293,000	216,000	293,000	216,000
Total cash, cash equivalents, restricted cash and short-term investments	$614,148	$608,940	$614,148	$608,940
*Certain time deposits as at October 1, 2016 have been corrected from cash equivalents to short-term investments for comparative purposes.

Reconciliation of U.S. GAAP Income from Operating
to Non-GAAP Income from Operation and Operating Margin
(in thousands, except percentages)
(unaudited)

	Three months ended
	September 29, 2018	September 30, 2017	June 30, 2018
Net revenue	$184,824	$215,892	$268,834
U.S. GAAP Income from operations	24,574	41,849	64,463
U.S. GAAP operating margin	13.3%	19.4%	24.0%

Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through business combination- selling, general and administrative	1,899	1,989	1,962
Restructuring	756	1,531	(39)
Impairment charges	—	—	—
Non-GAAP Income from operations	$27,229	$45,369	$66,386
Non-GAAP operating margin	14.7%	21.0%	24.7%

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income and
U.S. GAAP net income per share to Non-GAAP net income per share
(in thousands, except per share data)
(unaudited)

	Twelve months ended	Three months ended
	September 29, 2018	September 29, 2018	September 30, 2017	June 30, 2018
Net revenue	$889,121	$184,824	$215,892	$268,834
U.S. GAAP net income	$56,676	29,635	41,224	60,256
U.S. GAAP net margin	6.4%	16.0%	19.1%	22.4%

Pre-tax non-GAAP adjustments:
Amortization related to intangible assets acquired through business combination- selling, general and administrative	7,826	1,899	1,989	1,962
Restructuring	2,024	756	1,531	(39)
Income tax expense- Tax Reform	104,550	(1,137)	—	—
Net income tax (benefit)/expense on non-GAAP items	(25)	44	(44)	78
Total non-GAAP adjustments	114,375	1,562	3,476	2,001
Non-GAAP net income	171,051	31,197	44,700	62,257
Non-GAAP net margin	19.2%	16.9%	20.7%	23.2%

U.S. GAAP net income per share:
Basic	0.82	0.44	0.58	0.87
Diluted	0.80	0.43	0.57	0.86

Non-GAAP adjustments per share:
Basic	1.65	0.02	0.05	0.03
Diluted	1.62	0.02	0.05	0.03

Non-GAAP net income per share:
Basic	$2.47	$0.46	$0.63	$0.90
Diluted	$2.43	$0.45	$0.62	$0.89

Weighted average shares outstanding:
Basic	69,380	67,462	70,742	69,125
Diluted	70,419	68,675	72,071	70,302